AGREEMENT

         THIS AGREEMENT ("Agreement") is dated September 1, 1998 by and among Women's Medical & Diagnostic Center, Inc., a Florida corporation, with its place of business at 222 S.W. 36th Terrace, Gainesville, Florida ("WMDC"), IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Florida Medical and Research Institute, P.A., a Florida professional association, with its place of business at 6440 N.W. Newberry Road, Suite 204, Gainesville, Florida 32605 ("FMRI").
                                                     RECITALS:
         WMDC is a wholly-owned subsidiary of INMD conducting a medical practice in the State of Florida;

         INMD and FMRI have entered into a Memorandum of Understanding dated August 24, 1998 ("MOU") pursuant to which, among other things, INMD has agreed to sell certain WMDC accounts receivable to FMRI; and

         WMDC has agreed to assign certain Clinical Research Trials to FMRI.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. RIGHT TO CLINICAL ACCOUNTS RECEIVABLE. The parties hereby acknowledge and agree that, during the operation of WMDC, certain accounts receivable were generated in connection with medical and/or clinical services rendered by WMDC ("Clinical Receivables"). For the purposes of this Agreement, Clinical Receivables are deemed generated on the date that the medical and/or clinical service or treatment is provided to a patient, irrespective of the date (before or after treatment) that payment is actually received. The parties hereby agree and acknowledge the following rights and interests in the Clinical
Receivables:



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         (a) Any and all  Clinical  Receivables  generated on or prior to August
         31, 1998 ("Pre- Closing Clinical Receivables") are the sole property of WMDC, whether payment therefor has, or in the future is, received by WMDC or FMRI. Any and all payments received by FMRI on and after September 1, 1998 for Pre-Closing Clinical Receivables will be promptly
         forwarded  to  IntegraMed  America,   Inc.,  One  Manhattanville  Road,
         Purchase,  New  York  10577,   Attention:   John  Kearns,  Director  of
         Accounting (b) Any and all Clinical Receivables generated on and after September 1, 1998 ("Post- Closing Clinical Receivables") are the sole property of FMRI, whether payment therefor has, or in the future is, received by INMD or FMRI. Any and all payments received by WMDC on or after September 1, 1998 for Post-Closing Clinical Receivables will be promptly forwarded to FMRI, Attention: Accounts Receivable Department. Nothing contained herein shall be construed to obligate FMRI to collect the Pre-Closing Clinical Receivables generated by WMDC; provided, however, FMRI shall give WMDC and INMD access, from time to time, as reasonably needed, to the data supporting the Pre-Closing Clinical Receivables, and, if necessary, give WMDC or INMD representatives access to FMRI's office at 222 SW 36th Terrance, Gainesville, Florida, on reasonable notice, in pursuit of collecting Pre-Closing Clinical Receivables. (c) In the event there arises a dispute between WMDC and FMRI as to the nature and character of the Clinical Receivable, the parties shall first rely on the date the service was rendered, as shown on the computer records generated by WMDC. FMRI shall have the burden of proving such records erroneous by supplying copies of the patient medical records. FMRI shall not be responsible for any refunds due patients for services rendered prior to September 1, 1998.


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         2. RIGHT TO CLINICAL RESEARCH ACCOUNTS  RECEIVABLE.  The parties hereby acknowledge and agree that, during the operation of WMDC, certain accounts receivable were generated in connection with clinical research services rendered by WMDC ("Research Receivables"). For the purposes of this Agreement, Research Receivables are deemed generated on the date that the medical and/or clinical service, or treatment is provided to a patient, irrespective of the date (before or after treatment) that payment is actually received. The parties hereby agree and acknowledge that any and all Research Receivables generated prior to September 1, 1998 are being assigned to FMRI, and WMDC does hereby assign, transfer and convey such Research Receivables as set forth on Exhibit A, attached hereto, to FMRI in consideration for the payment of One-Hundred Sixty-Five Thousand Dollars ($165,000.00), the receipt of which is hereby acknowledged. To the best of WMDC's knowledge and belief, Exhibit A represents Research Receivables as of August 31, 1998.

         3. CLINICAL RESEARCH. Marvin Heuer, MD, Medical Director of WMDC ("Heuer") is the Research Scientist or Principal Investigator for various clinical trials ("Clinical Trials") being conducted by WMDC. All such Clinical Trials are hereby assigned to FMRI. Neither WMDC nor INMD makes any representation or warranty that the Clinical Trials are assignable or can be assigned to FMRI; however, WMDC will use its best efforts to assist with the assignment of such Clinical Trials to FMRI. WMDC hereby assigns all new research protocols whichwould have been contractually awarded to WMDC, or to Heuer in his role as WMDC's employee, to FMRI, and will use its best efforts to assist with any such assignment.

         4. CLINICAL CHARTS. Effective September 1, 1998, FMRI shall assume responsibility for all patient charts maintained by WMDC, other than the patients of Drs. Hinshaw, Markle and Sample.

         5. FURNISHINGS AND EQUIPMENT. Pursuant to paragrapgh 8 of the MOU certain equipment and furnishings located at the Ocala and Gainesville offices are being conveyed to FMRI, effective the date hereof. Attached hereto as Exhibit B is a listing of such furnishings and equipment.

         6. CONFLICT. Except as may be modified herein, all the terms and conditions of the MOU remain in full force and effect. In the event any term or condition herein is inconsistent with or is in conflict with the MOU, this Agreement shall control.

         7.  INDEMNIFICATION

                  (a) WMDC and INMD agree to indemnify and hold harmless FMRI, its directors, officers, employees and agents from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorneys' fees and costs) arising out of or in connection with any act or failure to act by either of them during the operations of WMDC. To the best of INMD's and WMDC's knowledge and belief, all incidents that potentiate a claim have been reported to their professional liability insurer.

                  (b) FMRI agrees to indemnify and hold harmless WMDC and INMD, their respective officers, directors, employees and agents, from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorneys fees and costs) arising out of or in connection with any act or failure to act by it after September 1, 1998.

         8. PROFESSIONAL LIABILITY INSURANCE. WMDC agrees to keep medical malpractice coverage in place for Heuer until such time, not to exceed 60 days from September 1, 1998, that Heuer effects such coverage in his own name.

         9. COOPERATION. In the event of any claims, suits or governmentalinvestigations, arising out of or relating to the operations of WMDC in which WMDC, INMD or FMRI or an individual of either shall be named or involved whether occurring or pending prior to this Agreement, the parties agree to cooperate with each other in the defense of such suit, claim or investigation by the production of any documents in their possession for review. The parties shall, as soon as practical, deliver to each other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon a party or a party's attorneys. Nothing in this Section shall obligate the parties to pay any legal fees incurred by the other.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in the State of Florida, City of Gainesville (hereinafter "Arbitration"); provided, however, mediation shall be a precursor to Arbitration. The party seeking determination shall subject any such dispute, claim or controversy to either (i) JAMS/Endispute or (ii) the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall no authority to change or modify any provision of this Agreement, including without limitation, any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel arbitration, confirm or vacate an arbitral award or otherwise enforce this Paragraph shall be brought either in the Courts of the State of Florida.

         11. Notices. All notices, requests, demands and other communications provided for in this Agreement or required among the parties in connection with this Agreement shall be in writingand shall be deemed to have been given at the time when personally delivered, mailed at any United States Post Office via certified mail, prepaid, return receipt requested, or sent by overnight delivery services against receipt, addressed to the party at the address set forth below or such other address as such party may designate by notice:

         If to INMD or WMDC:
                  Mr. Jay Higham, Vice President
                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577

         With a Copy to:
                  Claude E. White, General Counsel
                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577

         If to FMRI:
                  Marvin Heuer, MD, President
                  Florida Medical and Research Institute, P.A.
                  6640 N.W. Newberry Road
                  Gainesville, Florida 32605

         With a Copy to:

                  Ellen Gershow, Esq.
                  Dell Graham, P.A.
                  P.O. Box 850
                  203 N.E. 1st Street
                  Gainesville, Florida 32601

         12. SEVERABILITY. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, in whole or in part, such provision shall be severed from this Agreement and shall not effect the validity of the remainder of this Agreement.

         13. INDEPENDENT STATUS. The Parties agree that FMRI is purchasing assets and certain receivables of WMDC and accepting assignment of certain leases and agreements. Nothing contained herein or with respect to any aspect of the transaction shall be construed to constitute FMRI as a related or successor party-in-interest to WMDC.

         14. TELEPHONE NUMBERS. WMDC hereby assigns its right to the telephone numbers previously used by it to FMRI and agrees to execute any further documentation necessary to transfer such numbers.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written. WOMEN'S MEDICAL & DIAGNOSTIC CENTER, INC.


By: /s/Jay Higham
    -----------------------------
    Jay Higham, Vice President


FLORIDA MEDICAL AND RESEARCH INSTITUTE, P.A.

By: /s/Marvin Heuer
    ------------------------------
    Marvin Heuer, MD, President



INTEGRAMED AMERICA, INC.


By: /s/Jay Higham
    ------------------------------
    Jay Higham, Vice President